SCHEDULE 14C
(RULE 14C-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act
of 1934

Check the appropriate box:

[X] Preliminary Information Statement
[ ] Definitive Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
14c-5(d)(2))

FLEXSCAN, INC.
(Name of Registrant As Specified In Its Charter)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which the transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ] Fee paid previously with preliminary materials

[ ] check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

FLEXSCAN, INC.
27201 PUERTA REAL, SUITE 350
MISSION VIEJO, CA 92691

INFORMATION STATEMENT PURSUANT TO SECTION 14C
OF THE SECURITIES EXCHANGE ACT OF 1934

*, 2006

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

The purpose of this information statement (the “Information Statement”) is to inform the holders of record, as of the close of business on *, 2006 (the “Record Date”) of shares of common stock, par value $.001 per share (the “Common Stock”), of flexSCAN, Inc. a Nevada corporation (the “Company”), that the holders of 71.54% of the Company’s Common Stock voting as one class, have consented in writing as of January 19, 2006 to an increase in the authorized capital of the Company to an aggregate of 160,000,000 of which 150,000,000 are common stock, par value $.001, and 10,000,000 are preferred stock, par value $.001.

The Company’s board of directors has approved, and a total of 4 stockholders owning  26,694,076 shares of our outstanding Common Stock have consented in writing to, the actions described in this Information Statement. Such approval and consent constitute the approval and consent of a majority of the total number of shares of outstanding Common Stock entitled to vote and are sufficient under the Nevada Revised Statutes and the Company’s Bylaws to approve the action. Accordingly, the Company will not submit the actions to the other stockholders of the Company for a vote, and a Special Meeting of the stockholders to approve the actions described in this Information Statement is unnecessary.

        The Company is required to send this Information Statement to its stockholders in accordance with Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). While you are not required to take any action in response to this Information Statement, the Company urges you to read it carefully.

        This Information Statement is first being furnished by the Company to its stockholders on or about * ,2006.

ACTIONS BY BOARD OF DIRECTORS AND
CONSENTING STOCKHOLDERS

General

The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will only deliver one Information Statement to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. The Company will promptly deliver a separate copy of this Information Statement and future stockholder communication documents to any stockholder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and future stockholder communication documents to any stockholder or holders sharing an address to which multiple copies are now delivered, upon written or oral request to the following address: flexSCAN, Inc., 27201 Puerta Real, Suite 350, Mission Viejo, CA 92691.

 Stockholders may also address future requests regarding delivery of information statements and/or annual reports by contacting the Company at the address listed above.

Information on Consenting Stockholders

        Pursuant to the Company Bylaws and the Nevada Revised Statutes, a vote by the holders of at least a majority of the Company’s outstanding capital stock is required to take the actions described in this Information Statement. The Company’s Articles of Incorporation do not authorize cumulative voting. As of the Record Date, the Company had 50,000,000 authorized shares of Common Stock, of which * were issued and outstanding and 1,500,000 authorized Preferred Stock, of which * were issued and outstanding. A total of * shares are entitled to vote. The consenting stockholders, who consist of 4 current stockholders of the Company, are collectively the record and beneficial owners of  26,694,076 shares which represents 71.54% of the issued and outstanding shares of Common Stock. Pursuant to Chapter 78.325 of the Nevada Revised Statutes, the consenting stockholders voted in favor of the actions described by written consent, dated January 19, 2006. The actions taken by the Company’s board of directors and the consenting stockholders will become effective on or about *, 2006, which is at least 20 days from the mailing of this Information Statement to the stockholders of record on the Record Date. No consideration was paid to the consenting stockholders to obtain their written consent to these actions.

VOTING SECURITIES

  In accordance with the Company Bylaws, the Company’s board of directors has fixed the close of business on *, 2006 as the record date for determining the stockholders entitled to notice of the above noted action. The approval of the increase in the shares of common and preferred stock of the Company requires the affirmative vote of a majority of the shares of Common Stock issued and outstanding as of the record date at the time the vote is taken. As of the Record Date, * shares of Common Stock were issued and outstanding. Each share of Common Stock is entitled to one vote.

INCREASE THE AUTHORIZED COMMON STOCK AND PREFERRED STOCK TO
150,000,000 AND 10,000,000 SHARES, RESPECTIVELY

On January 19, 2006, the Company’s board of directors voted unanimously and the holders of 71.54% shares of common stock, voting as one class, consented in writing to the increase in the authorized capital stock to 160,000,000 shares of which 150,000,000 will be common stock, par value $.001 and 10,000,000 will be preferred stock, par value $.001.

The Preferred Stock will be “blank check” preferred stock, giving the board of directors the authorization, without further stockholder approval, to issue up to 10,000,000 shares of preferred stock from time to time in one or more series and to fix the number of shares and the relative dividend rights, conversion rights, voting rights and other rights and qualifications of any such series. The authorized shares of Preferred Stock issued will be available for issuance for those purposes as the board of directors may deem advisable without further action by the stockholders, except as may be required by the Company’s Articles of Incorporation and applicable laws and regulations.

The Board believes that the increase in authorized common shares would provide the Company greater flexibility with respect to the Company's capital structure for such purposes as additional equity financing, and stock based acquisitions and expanding the Company’s business through investments, management incentive plans, employee benefit plans, and for other purposes.

The increase in authorized shares of Common Stock and Preferred Stock will have the following effects upon the number of shares of Common Stock of the Company outstanding and the number of authorized and unissued shares of Common Stock and Preferred Stock of the Company:

• The number of shares of Common Stock owned by each stockholder will remain the same.

• The number of shares of Common Stock the Company is authorized to issue will increase to 150,000,000 shares and the number of shares of Preferred Stock the Company is authorized to issue will increase to 10,000,000.

• The par value of the Common Stock of the Company will remain $0.001 per share and the par value of the Preferred Stock of the Company will remain $.001 per share.

• The stated capital on the Company’s balance sheet attributable to the Common Stock will remain the same, as will the additional paid-in capital account.

PRINCIPAL STOCKHOLDERS OF THE COMPANY

The following table indicates beneficial ownership of Company common stock as of January 20, 2006 by:

•      By each person or entity known by the Company to beneficially own more than 5% of the outstanding shares of the Company’s common stock;

•  By each executive officer and director of the Company; and

•  By all executive officers and directors of the Company as a group.

Unless other indicated, the address of each beneficial owner listed below is c/o flexSCAN, Inc., 27201 Puerta Real, Suite 350, Mission Viejo, CA 92691.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Percentage of beneficial ownership is based on 37,312,618 shares of Company common stock issued and outstanding as of January 20, 2006.

Name of Beneficial Owner	Number of Shares	Percentage of Shares Beneficially Owned
Named executive officers and directors:
Thomas Banks	17,236,868 (1)	46.20%
Michael Reynolds	5,233,505 (2)	14.03%
Heidi A. Patterson	5,108,140 (3)	13.69%
David W. Wilson	2,924,726	7.84%
Gary Geil, M.D.	1,103,791(4)	2.96%
Terry M. Giles	1,469,382 (5)	3.94%
All Directors and Executive Officers as a Group (6 persons)	33,076,412	88.66%
5% or Greater Shareholders
Tryant LLC	3,555,556	9.53%
HAP Investments, LLC	4,223,703 (6)	11.32%
David M. Conant	1,754,836	4.70%

(1)	Thomas Banks and J. Melinda Richard own 13,391,146 of such shares as tenants in common. Includes 3,845,722 shares of common stock issuable upon exercise of warrants.
(2)	Includes 3,253,465 shares of common stock issuable upon exercise of warrants.
(3)
Includes 2,688,221 shares of common stock and 365,591 shares of common stock issuable upon exercise of warrants, and 1,169,891 shares issuable upon conversion of Convertible Promissory Note held by HAP Investments, LLC of which Ms. Patterson and her husband own 100% of the issued and outstanding shares. Also includes 884,437 shares of common stock issuable upon exercise of warrants held jointly by Ms. Patterson and her husband.

(4)	Includes 884,437 shares of common stock issuable upon exercise of warrants.
(5)	Consists of shares of common stock issuable upon exercise of warrants.
(6)
Represents 2,688,221 shares of common stock and 365,591 shares of common stock issuable upon exercise of warrants, and 1,169,891 shares issuable upon conversion of Convertible Promissory Note. Heidi Patterson and her husband own 100% of the issued and outstanding shares.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information about the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Copies of these materials may also be obtained by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

By Order of the Board of Directors

/s/ Thomas Banks
Thomas Banks Chairman and Chief Executive Officer
Dated: January 24, 2006

Exhibit A

CERTIFICATE OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
FLEXSCAN, INC.

The undersigned, being the Chief Executive Officer and Secretary of flexSCAN, Inc., a corporation existing under the laws of the State of Nevada, do hereby certify under the seal of the said corporation as follows:

1. The certificate of incorporation of the Corporation is hereby amended by replacing Article IV, in its entirety, with the following:

“ARTICLE IV - CAPITAL STOCK: The aggregate number of shares which this Corporation will have authority to issue is One Hundred and Sixty Million (160,000,000) par value $0.001 per share One Hundred and Fifty Million (150,000,000) of which will be designated “Common Stock” and Ten Million (10,000,000) of which will be designated “Preferred Stock”.

1. Voting Rights; Cumulative Voting. Each outstanding share of Common Stock will be entitled to one vote and each fractional share of Common Stock will be entitled to a corresponding fractional vote on each matter submitted to a vote of shareholders. A majority of the shares of Common Stock entitled to vote, represented in person or by proxy, will constitute a quorum at a meeting of shareholders. Except as otherwise provided by these Articles of Incorporation or the Nevada Corporation Code, if a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter will be the act of the shareholders. When, with respect to any action to be taken by shareholders of this Corporation, the laws of Nevada require the vote or concurrence of the holders of two-thirds of the outstanding shares, of the shares entitled to vote thereon, or of any class or series, such action may be taken by the vote or concurrence of a majority of such shares or class or series thereof. Cumulative voting will not be allowed in the election of directors of this Corporation.

2. Preferred Stock. The Preferred Stock, or any series thereof, shall have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the Board of Directors, provided that the matter in which such facts shall operate upon such designations, preferences, rights and qualifications; limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the Board of Directors.

3. Denial of Preemptive Rights. No holder of any shares of the Corporation, whether now or hereafter authorized, will have any preemptive or preferential right to acquire any shares or securities of the Corporation, including shares or securities held in the treasury of the Corporation.”

2. The amendment of the articles of incorporation herein certified has been duly adopted by the unanimous written consent of the Corporation’s Board of Directors and a majority of the Corporation’s stockholders in accordance with the provisions of Section 78.320 of the General Corporation Law of the State of Nevada.

IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate of Amendment of the Corporation's Articles of Incorporation, as amended, to be signed by Thomas Banks, its Chief Executive Officer and Francis X. Pisano, its Secretary, this * day of *, 2006.

FLEXSCAN, INC.

By:
Thomas Banks, Chief Executive Officer

By:
Francis X. Pisano, Secretary